EXHIBIT 10.2

AMENDMENT NO. 1
TO THE
EQUIFAX INC. 2020 EMPLOYEE
STOCK PURCHASE PLAN

    THIS AMENDMENT NO. 1 is made as of this 26th day of August, 2024 by Equifax Inc. (the “Company”);
    WHEREAS, the Company maintains the Equifax Inc. Employee Stock Purchase Plan, effective July 1, 2020 (the “Plan”); and
    WHEREAS, the Company desires to amend the Plan to permit the exercise of an option to purchase fractional shares.
    NOW, THEREFORE, the Plan is hereby amended effective as of August 21, 2024, as follows:
1.
Section 8(a) is deleted in its entirety and the following substituted therefor:
(a) Grant of Option. On each Offering Date, each Participant in such Offering Period shall automatically be granted an Option to purchase as many whole and/or fractional shares of Stock as the Participant will be able to purchase with the payroll deductions credited to the Participant’s Account during the applicable Offering Period.
2.
Section 9(d) is deleted in its entirety and the following substituted therefor:

(d) Fractional Shares. Unless otherwise established by the Administrator, and notwithstanding any provisions of the Plan to the contrary, a Participant may exercise an Option to purchase less than one whole share of Stock, and unless the Participant’s participation in the Plan has otherwise been terminated as provided in Section 11, any Option to purchase less than one whole share of Stock will be automatically exercised as described in Section 9(a).
3.
Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the date first written above.
EQUIFAX INC.
By: /s/ Carla J. Chaney
Name:    Carla J. Chaney
Title:    Executive Vice President,
    Chief Human Resources Officer